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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

1. CVD/RMS Acquisition Corp., a Delaware corporation.

2. Radiance Medical Systems GmbH, a German corporation.

3. Radiatec, Inc., a Japanese corporation.

4. RMS Sideways Merger Corporation